Exhibit 21

SUBSIDIARIES OF FEDEX CORPORATION

The following is a list of subsidiaries of FedEx Corporation as of May 31, 2026. Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of May 31, 2026 under Rule 1-02(w) of Regulation S-X. FedEx Corporation owns, directly or indirectly, 100% of the voting securities of each of the listed subsidiaries.

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION
Controlled Opportunity and Risk Insurance Company	Tennessee
FCJI, Inc.	Ohio
Federal Express Canada Corporation	Nova Scotia
Federal Express (China) Company Limited	China
Federal Express Corporation	Delaware
Federal Express Europe, Inc.	Delaware
Federal Express Holding US 3, LLC	Delaware
Federal Express Holding US 7, LLC	Delaware
Federal Express Holding US 8, LLC	Delaware
Federal Express Holdings (Mexico) y Compania S.N.C. de C.V.	Mexico
Federal Express Holdings S.A., LLC	Delaware
Federal Express (Hong Kong) Limited	Hong Kong
Federal Express International, Inc.	Delaware
Federal Express Japan G.K.	Japan
Federal Express Korea LLC	Korea
Federal Express Leasing Corporation	Delaware
Federal Express Pacific, LLC	Delaware
Federal Express Services (M) Sdn. Bhd.	Malaysia
Federal Express (Singapore) Pte. Ltd.	Singapore
FedEx Acquisition B.V.	The Netherlands
Fedex Brasil Logistica e Transporte Ltda.	Brazil
FedEx Custom Critical, Inc.	Ohio
FedEx Dataworks, Inc.	Delaware
FedEx Express Australia Pty. Ltd	Australia
FedEx Express BE BV	Belgium
FedEx Express Belgium Air Hub SRL	Belgium
FedEx Express Chile SpA	Chile
FedEx Express Czech Republic s.r.o.	Czech Republic
FedEx Express Danmark ApS	Denmark
FedEx Express Deutschland GmbH	Germany
FedEx Express Finland Oy	Finland
FedEx Express FR SAS	France
FedEx Express Greece Single Member L.L.C.	Greece
FedEx Express Grundstücksgesellschaft mbH & Co. KG	Germany
FedEx Express Holding Netherlands B.V.	The Netherlands
FedEx Express Holdings DE GmbH	Germany
FedEx Express Holdings Deutschland GmbH	Germany
FedEx Express Holdings Germany GmbH	Germany

FedEx Express Hungary Kft.	Hungary
FedEx Express International B.V.	The Netherlands
FedEx Express Ireland Limited	Ireland
FedEx Express Italy S.r.l.	Italy
FedEx Express Netherlands B.V.	The Netherlands
FedEx Express Netherlands Holding, Inc.	Delaware
FedEx Express New Zealand	New Zealand
FedEx Express Poland Sp. z.o.o.	Poland
FedEx Express Portugal, Unipessoal, Lda	Portugal
FedEx Express South Africa (Pty) Ltd	South Africa
FedEx Express Spain, S.L.U.	Spain
FedEx Express Supply Chain (Hong Kong) Limited	Hong Kong
FedEx Express Sverige AB	Sweden
FedEx Express Swiss Post GmbH	Switzerland
FedEx Express Transportation & Supply Chain Services (India) Pvt. Ltd.	India
FedEx Express Turkey Transportation and Commerce Limited Company	Turkey
FedEx Express UK Holdings Limited	United Kingdom
FedEx Express UK Limited	England and Wales
FedEx Express UK Transportation Limited	United Kingdom
FedEx Ground Package System Corporation	Nova Scotia
FedEx Logistics, Inc.	New York
FedEx Logistics Canada, Inc.	Canada
FedEx Logistics Hong Kong Limited	Hong Kong
FedEx Logistics India Private Limited	India
FedEx Luxembourg S.à r.l.	Luxembourg
FedEx Office and Print Services, Inc.	Texas
FedEx Supply Chain Distribution System, Inc.	Pennsylvania
FedEx Supply Chain Holdings, Inc.	Nevada
FedEx Trade Networks Trade Services, LLC	Delaware
FedEx UK Holdings Limited	England and Wales
FedEx UK Limited	England and Wales
GD Insurance Company DAC	Ireland
GENCO Infrastructure Solutions, Inc.	Delaware
GENCO Marketplace, Inc.	Pennsylvania
TNT Express Worldwide (China) Limited	China
FedEx International Finance B.V.	The Netherlands
TNT Holdings B.V.	The Netherlands
TNT Mercurio Cargas e Encomendas Expressas Ltda.	Brazil
TNT (UAE) LLC	United Arab Emirates
FedEx Freight Holding Company, Inc.	Delaware
FedEx Freight Canada, Corp.	Nova Scotia
FedEx Freight, Inc.	Arkansas